Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Sonic Solutions:

We consent to the use of our report dated April 23, 2004, with respect to the balance sheet of InterActual Technologies Inc. as of December 31, 2003, and the related statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

May 3, 2004